Exhibit 99.1

2022 Third Quarter Financial Results November 2, 2022 NYSE: CF

Safe harbor statement

All statements in this presentation by CF Industries Holdings, Inc. (together with its subsidiaries, the “Company”), other than those relating to historical facts, are forward-looking statements. Forward-looking statements can generally be identified by their use of terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “will” or “would” and similar terms and phrases, including references to assumptions. Forward-looking statements are not guarantees of future performance and are subject to a number of assumptions, risks and uncertainties, many of which are beyond the Company’s control, which could cause actual results to differ materially from such statements. These statements may include, but are not limited to, statements about strategic plans and management’s expectations with respect to the production of green and blue (low-carbon) ammonia, the development of carbon capture and sequestration projects, the transition to and growth of a hydrogen economy, greenhouse gas reduction targets, projected capital expenditures, statements about future financial and operating results, and other items described in this presentation. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, among others, the cyclical nature of the Company’s business and the impact of global supply and demand on the Company’s selling prices; the global commodity nature of the Company’s nitrogen products, the conditions in the international market for nitrogen products, and the intense global competition from other producers; conditions in the United States, Europe and other agricultural areas, including the influence of governmental policies and technological developments on the demand for agricultural products; the volatility of natural gas prices in North America and the United Kingdom; weather conditions and the impact of severe adverse weather events; the seasonality of the fertilizer business; the impact of changing market conditions on the Company’s forward sales programs; difficulties in securing the supply and delivery of raw materials, increases in their costs or delays or interruptions in their delivery; reliance on third party providers of transportation services and equipment; the Company’s reliance on a limited number of key facilities; risks associated with cyber security; acts of terrorism and regulations to combat terrorism; risks associated with international operations; the significant risks and hazards involved in producing and handling the Company’s products against which the Company may not be fully insured; the Company’s ability to manage its indebtedness and any additional indebtedness that may be incurred; the Company’s ability to maintain compliance with covenants under its revolving credit agreement and the agreements governing its indebtedness; downgrades of the Company’s credit ratings; risks associated with changes in tax laws and disagreements with taxing authorities; risks involving derivatives and the effectiveness of the Company’s risk measurement and hedging activities; potential liabilities and expenditures related to environmental, health and safety laws and regulations and permitting requirements; regulatory restrictions and requirements related to greenhouse gas emissions; the development and growth of the market for green and blue (low-carbon) ammonia and the risks and uncertainties relating to the development and implementation of the Company’s green and blue ammonia projects; risks associated with expansions of the Company’s business, including unanticipated adverse consequences and the significant resources that could be required; risks associated with the operation or management of the strategic venture with CHS (the “CHS Strategic Venture”), risks and uncertainties relating to the market prices of the fertilizer products that are the subject of the supply agreement with CHS over the life of the supply agreement, and the risk that any challenges related to the CHS Strategic Venture will harm the Company’s other business relationships; and the impact of the novel coronavirus disease 2019 (COVID-19) pandemic on our business and operations. More detailed information about factors that may affect the Company’s performance and could cause actual results to differ materially from those in any forward-looking statements may be found in CF Industries Holdings, Inc.’s filings with the Securities and Exchange Commission, including CF Industries Holdings, Inc.’s most recent annual and quarterly reports on Form 10-K and Form 10-Q, which are available in the Investor Relations section of the Company’s web site. It is not possible to predict or identify all risks and uncertainties that might affect the accuracy of our forward-looking statements and, consequently, our descriptions of such risks and uncertainties should not be considered exhaustive. There is no guarantee that any of the events, plans or goals anticipated by these forward-looking statements will occur, and if any of the events do occur, there is no guarantee what effect they will have on our business, results of operations, cash flows, financial condition and future prospects. Forward-looking statements are given only as of the date of this presentation and the Company disclaims any obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Note regarding non - GAAP financial measures The Company reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP). Management believes that EBITDA, adjusted EBITDA, free cash flow, free cash flow to adjusted EBITDA conversion and free cash flow yield, which are non - GAAP financial measures, provide additional meaningful information regarding the Company's performance and financial strength. Non - GAAP financial measures should be viewed in addition to, and not as an alternative for, the Company's reported results prepared in accordance with GAAP. In addition, because not all companies use identical calculations, EBITDA, adjusted EBITDA, free cash flow, free cash flow to adjusted EBITDA conversion and free cash flow yield included in this presentation may not be comparable to similarly titled measures of other companies. Reconciliations of EBITDA, adjusted EBITDA, free cash flow, and free cash flow yield to the most directly comparable GAAP measures are provided in the tables accompanying this presentation. EBITDA is defined as net earnings attributable to common stockholders plus interest expense - net, income taxes, and depreciation and amortization. Other adjustments include the elimination of loan fee amortization that is included in both interest and amortization, and the portion of depreciation that is included in noncontrolling interest. The Company has presented EBITDA because management uses the measure to track performance and believes that it is frequently used by securities analysts, investors and other interested parties in the evaluation of companies in the industry. Adjusted EBITDA is defined as EBITDA adjusted with the selected items included in EBITDA as summarized in the tables accompanying this presentation. The Company has presented adjusted EBITDA because management uses adjusted EBITDA, and believes it is useful to investors, as a supplemental financial measure in the comparison of year - over - year performance. Free cash flow is defined as net cash provided by operating activities, as stated in the consolidated statements of cash flows, reduced by capital expenditures and distributions to noncontrolling interests. Free cash flow to adjusted EBITDA conversion is defined as free cash flow divided by adjusted EBITDA. Free cash flow yield is defined as free cash flow divided by market value of equity (market cap).The Company has presented free cash flow, free cash flow to adjusted EBITDA conversion and free cash flow yield because management uses these measures and believes they are useful to investors, as an indication of the strength of the Company and its ability to generate cash and to evaluate the Company’s cash generation ability relative to its industry competitors. It should not be inferred that the entire free cash flow amount is available for discretionary expenditures.

First nine months highlights

- Strong operational performance and wide energy spreads drive record results
- Company to collaborate with ExxonMobil on landmark carbon capture project
- New $3 billion share repurchase program authorized by the Board through 2025
- Average selling prices for 9M 2022 were higher than 9M 2021 due to decreased global supply availability
- Sales volumes for 9M 2022 were higher than 9M 2021 due to greater supply availability from higher production
- Cost of sales for 9M 2022 was higher than 9M 2021 due primarily to higher natural gas costs
- Average cost of natural gas reflected in cost of sales was $7.28 per MMBtu for 9M 2022 compared to $3.51[1] per MMBtu in 9M 2021

Net earnings

$2.49 B	$212 M
9M 2022	9M 2021

Net earnings per diluted share

$12.04	$0.98
9M 2022	9M 2021

EBITDA[2]

$4.30 B	$984 M
9M 2022	9M 2021

Adjusted EBITDA[2]

$4.58 B	$1.49 B
9M 2022	9M 2021

LTM Cash from operations

$4.75 B
Q3 2022

LTM Free cash flow[3]

$3.68 B
Q3 2022

(1) Average cost of natural gas for 9M 2021 excludes the $112 million gain on net settlement of certain natural gas contracts with suppliers in February 2021
(2) See appendix for reconciliations of EBITDA and adjusted EBITDA to the most directly comparable GAAP measures
(3) Represents cash provided by operating activities (cash from operations) less capital expenditures less distributions to noncontrolling interest; see appendix for reconciliation of free cash flow

CF 4

Financial results – third quarter and first nine months 2022

In millions, except percentages, per MMBtu and EPS	Q3 2022	Q3 2021	9M 2022	9M 2021
Net sales	$ 2,321	$ 1,362	$ 8,578	$ 3,998
Gross margin	916	440	4,605	1,232
- As a percentage of net sales	39.5%	32.3%	53.7%	30.8%
Net earnings (loss) attributable to common stockholders	$ 438	$ (185)	$ 2,486	$ 212
Net earnings (loss) per diluted share	2.18	(0.86)	12.04	0.98
EBITDA(1)	826	(10)	4,296	984
Adjusted EBITDA(1)	983	488	4,584	1,485
Diluted weighted-average common shares outstanding	200.9	214.9	206.5	216.4
Cost of natural gas used for production in cost of sales(2) (per MMBtu)	$ 8.35	$ 4.21	$ 7.28	$ 3.51
Average daily market price of natural gas Henry Hub - Louisiana (per MMBtu)	7.96	4.27	6.66	3.52
Average daily market price of natural gas National Balancing Point - United Kingdom (per MMBtu)	32.54	15.98	26.26	10.63
Depreciation and amortization	221	203	652	650
Capital expenditures	190	201	319	382

(1) See appendix for reconciliations of EBITDA and adjusted EBITDA to the most directly comparable GAAP measures

(2) Includes the cost of natural gas used for production and related transportation that is included in cost of sales during the period under the first-in, first-out inventory method. Includes realized gains and losses on natural gas derivatives settled during the period. Excludes unrealized mark-to-market gains and losses on natural gas derivatives. For the nine months ended September 30, 2021, excludes the $112 million gain on net settlement of certain natural gas contracts with suppliers due to Winter Storm Uri in February 2021

CF 5

6 Strong free cash flow metrics show undervalued equity Attractive free cash flow yield and free cash flow to adjusted EBITDA conversion rate suggest undervalued equity, supporting robust share repurchase program 10.3% 9.7% 8.9% 9.0% 14.7% 19.3% 2017 2018 2019 2020 2021 2022 Q3 LTM 2017 - 2021 average yield Free Cash Flow Yield (1) (1) Represents annual and Q3 LTM free cash flow divided by market value of equity (market cap) as of December 31 st of each year and as of September 30 th 2022 for 2022 Q3 LTM; see appendix for reconciliation of free cash flow to the most directly comparable GAAP measure and calc ula tion of market cap (2) 2017 free cash flow includes a federal tax refund of $815 million as a result of the claim to carry back our 2016 federal net op erating loss to prior income tax years (3) Represents annual and Q3 LTM free cash flow divided by annual and Q3 LTM adjusted EBITDA; see appendix for reconciliations of fr ee cash flow and adjusted EBITDA to the most directly comparable GAAP measures FCF/Adj EBITDA conversion (3) % 106% 67% 57% 55% 79% 63% (2)

7 2.6 6.0 (1) 6.0 6.1 6.6 (2) 6.6 7.0 (3) 8.1 (4) 8.1 8.2 (5) 8.2 8.2 8.2 8.2 All N production numbers based on year end figures per 10 - K filings. (1) Beginning in 2010 includes capacity from Terra Industries acquisition (2) Beginning in 2013 includes incremental 34% of Medicine Hat production to reflect CF acquisition of Viterra's interests (3) Beginning in 2015 includes incremental 50% interest in CF Fertilisers UK acquired from Yara (4) Beginning in 2016 excludes nitrogen equivalent of 1.1 million tons of urea and 0.58 million tons of UAN under CHS supply agreement and includes expansion project capacity at Donaldsonville and Port Neal (5) Beginning in 2018 includes incremental 15% of Verdigris production to reflect CF’s acquisition of publicly traded TNH units (6) Share count based on end of year or quarter common shares outstanding; share count prior to 2015 based on 5 - for - 1 split - adjusted shares Production Capacity (M nutrient tons) Annual Nitrogen Equivalent Tons per 1,000 Shares Outstanding CF Industries’ Nitrogen Volumes and Shares Outstanding as of Year - end and Quarter - end Million Shares Outstanding (6) 2009 – Q3 2022 Nitrogen per share CAGR: 11.2% 11 17 18 19 24 27 30 35 35 37 38 39 40 42 0 50 100 150 200 250 300 350 400 0 5 10 15 20 25 30 35 40 45 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 Q3 Capacity growth coupled with share repurchases continue to drive nitrogen participation per share…

8 Annual Free Cash Flow (millions) CF Industries’ Free Cash Flow and Shares Outstanding as of Year - end and Quarter - end Shar es Outstanding (millions) 0 50 100 150 200 250 300 350 400 -$2,000 -$1,000 $0 $1,000 $2,000 $3,000 $4,000 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 Q3 LTM …resulting in >3x free cash flow participation since 2011 $682 1,194 2,079 2,376 1,467 1,409 1,204 617 1,631 1,497 1,505 1,231 2,873 4,750 (236) (258) (247) (524) (824) (1,809) (2,469) (2,211) (473) (422) (404) (309) (514) (451) (112) (117) (146) (232) (74) (46) (45) (119) (131) (139) (186) (174) (194) (619) $334 819 1,686 1,620 569 (446) (1,310) (1,713) 1,027 936 915 748 2,165 3,680 243 356 327 315 279 242 233 233 233 223 216 214 208 198 End of year shares outstanding Cash from Operations Capital expenditures Distributions to noncontrolling interests Free Cash Fl ow (millions) Non - GAAP reconciliation: Cash from Operations to Free Cash Flow

9 Low stocks - to - use ratios drive higher grain values; stocks expected to require two or more growing seasons to replenish (1) Crop futures prices represent Marketing Year (September – August) average daily settlement of the front month future contracts f or 2010/11 through 2021/22; 2022/23F represents forward curve through August 202 4 Source: USDA, CME, CF Global Coarse Grains Stocks - to - Use Ratio vs Corn Futures Prices (1) Percent $0 $1 $2 $3 $4 $5 $6 $7 0.0% 2.0% 4.0% 6.0% 8.0% 10.0% 12.0% 14.0% 16.0% World-ex China Crop Futures Price (RHS) USD per Bushel Global Oilseeds Stocks - to - Use Ratio vs Soybean Futures Prices Percent $0 $2 $4 $6 $8 $10 $12 $14 $16 0% 5% 10% 15% 20% 25% 30% World-ex China Crop Futures Price (RHS) USD per Bushel

10 (1) Advantage per tonne based on annualized costs including settled feedstock prices through September 2022 and from October 2022 to December 2023 ba se d on forward curve and projections as of October 17, 2022; Coal MMBtu price includes efficiency factor of 1.3 (additional coal requires hy dro gen yield equivalent to feedstock natural gas) (2) North American production assumed to be 37.2 MMBtu per tonne of ammonia for feedstock and fuel, European production assumed at 37.8 MMBtu per tonne for feedstock and fuel, Chinese production assumed to be 1.2 tonnes of coal and 1300 KWH for feedstock and power (3) Forecast Chinese anthracite coal prices are derived from thermal prices in Wood Mackenzie’s China Coal Short Term Outlook Œ Note: dotted lines represent forward price curves Source: ICE, Bloomberg, SX Coal, Wood Mackenzie, CF Analysis 2023 energy forward spreads similar to 2022, suggesting sustained North American margin advantage going forward… Global Energy Price 2020 - 2023F USD/ tonne North American Production Margin Advantage (1) 0 10 20 30 40 50 60 70 80 90 100 2020 2021 2022 2023 Henry Hub natural gas TTF natural gas Chinese anthracite coal - lump JKM natural gas 0 200 400 600 800 1,000 1,200 1,400 1,600 Ammonia (2) Urea TTF Anthracite (3) ’19 ’20 ’21 ’22F ’23F TTF Anthracite USD/MMBtu Spreads projected to remain wide through 2023 F The data and information provided by Wood Mackenzie should not be interpreted as advice and you should not rely on it for any pu rpose. You may not copy or use this data and information except as expressly permitted by Wood Mackenzie in writing. To the fullest extent permitted by law, Wood Mackenzie accepts no responsibility for you r use of this data and information except as specified in a written agreement you may have entered into with Wood Mackenzie for the provision of such data and information Versus: ’19 ’20 ’21 ’22F ’23F ‘19 ‘20 ’21 ’22F ’23F ‘19 ’20 ’21 ’22F ’23F

11 …and 2023 global delivered U.S. Gulf urea cost curve suggests continued support above floor levels Source: Industry Publications, Woodmac , Bloomberg, CF

12 Notes: Market prices updated as of 10/20/2022; Coal prices as of 10/03/2022 (1) 2022E represents assumptions from November 2021 forecast cost curve, published in the CF Industries 3Q 2021 Earnings presenta tio n (2) Observed values as of October 20, 2022; Chinese coal prices are September 2022 monthly average (3) Observed values in forward energy strips as of October 2022 and Woodmac forecast 2023 cost curve assumptions Annual Average Energy Cost Location Source 2022E (1) Current (2) 2023F (3) Gas Prices ($/MMBtu) Henry Hub NYMEX 4.37 5.35 5.56 TTF ICE 15.90 36.45 44.62 NBP ICE 16.36 25.11 43.66 JKM ICE 17.11 32.35 37.10 Oil ($/ Bbl ) Brent Crude NYMEX 79 93 85 China Coal ($/ tonne ) Thermal SX Coal/ Woodmac 121 143 156 Anthracite Powder 171 192 174 Anthracite 204 276 251 Exchange Rates RMB/USD Bloomberg Composite 6.59 7.20 7.02 USD/EUR Bloomberg Composite 1.17 0.98 1.01 USD/GBP Bloomberg Composite 1.36 1.13 1.12

13 Chinese supply constraints, including export inspections, continue to limit volumes available for trade Sources: Industry Publications, CF analysis 0 1 2 3 4 5 6 7 2017 2018 2019 2020 2021 2022F Historic Urea Exports and Potential 2022 Jan - Aug Sep - Dec Million metric t ons (MMT) Export restrictions suggest a range of 1.5 - 2.0 MMT for 2022 1.23 MMT through August 2022

14 India and Brazil have consistent long - term demand growth, which has led to rising urea import demand (1) Brazil domestic production in 2020 is comprised solely of 2019 inventory carryover Source: CRU Urea Market Forecast as of August 5, 2022, India DOF, FAI, Trade Data Monitor, industry publications 0 2 4 6 8 10 12 2013 2015 2017 2019 2021 2023F - 1 2 3 4 5 6 7 8 9 10 2013 2015 2017 2019 2021 2023F India Imports: Good Monsoons and Farm Programs Million metric tons Potential Range 2023 Brazil Imports: Rising Agricultural Production Million metric tons Consumption Served by Domestic Production (1) Consumption Served by Imports Potential Range 2023

Capital management

Capital structure and allocation

- Committed to maintaining investment grade ratings through the cycle
- Repurchased ~12.7 million shares for $1.12 billion during the first nine months of 2022
- Company expects to fund blue/green ammonia projects with cash on hand
- CF Industries' Board of Directors authorized a new $3 billion share repurchase program through 2025, which will commence upon completion of current program

Clean energy initiatives

- CF Industries and Mitsui & Co. Ltd. signed a joint development agreement for proposed plans for an export-oriented facility to produce blue ammonia in the U.S.
- CF Industries has entered into a commercial agreement with ExxonMobil to transport and permanently store up to 2 million tons of CO_2 emissions annually from its Donaldsonville Complex
- Equipment fabrication and site work has begun for installation of the new electrolyzer unit at Donaldsonville; once complete the project will enable the Company to produce ~20k tons of green ammonia per year
- CF Industries became a strategic partner of the Maersk Mc-Kinney Møller Center for Zero Carbon Shipping – committing to long-term collaboration and contribution to the development of zero carbon technologies and solutions for the maritime industry

Capital expenditures

- Capital expenditures (capex) in Q3 and 9M 2022 were $190 million and $319 million, respectively
- The Company projects capex for full year 2022 will be ~$500 million
- 2022 capex includes expenditures related to the Company's clean energy initiatives

CF 15

16 Tight global supply/demand balance into 2025 Global nitrogen price dynamics Global nitrogen supply/demand Global energy differentials Global nitrogen supply/demand balance to remain tight into 2025 due to agriculture - led demand and forward energy curves that point to persistently high energy prices in Europe and Asia The need to replenish global grain stocks, which has supported high prices for corn, wheat, canola, continues to drive global nitrogen demand Global nitrogen supply availability remains constrained as high energy prices in Europe and Asia caused curtailments of ammonia production; an estimated 60% of European ammonia capacity did not operate in Q3 2022 North America: high crop futures prices and healthy farm economics are projected to support high corn and wheat planted acres in 2023 India : expected to tender for urea throughout the remainder of the year and into 2023 to fully meet increased demand as farmers maximize grain production Europe: production curtailments have led to higher nitrogen imports to the region in 2H 2022; urea imports are well - above typical pace in part to replace lower nitrate supply China: urea exports remain low due to government measures to promote domestic availability and affordability;1.5 - 2M metric tons expected for export in 2022 Russia : ammonia exports in 2022 lower than prior years due to Russia’s invasion of Ukraine; other nitrogen products at near - normal levels Forward energy curves suggest production economics in Europe/Asia unlikely to improve in the next two to three years without an increase in nitrogen fertilizer prices Production economics continue to favor importing ammonia to manufacture upgraded products for facilities able to do so

Continued execution of projects to support global transition to a clean energy economy

2020

- Announced commitment to clean energy economy focused on green and blue ammonia production and carbon reduction goals
  - Reduce total CO_2 equivalent emissions by 25% per ton of product by 2030 (2015 baseline year)
  - Achieve net-zero carbon emissions by 2050

2021

- Construction and installation of 20-megawatt green ammonia electrolysis plant began at the Donaldsonville complex
- Announced construction of a CO_2 dehydration and compression unit at Donaldsonville

2022

- Mitsui & Co., Ltd. & CF Industries announce intention to jointly develop export-oriented greenfield facility in the United States to produce blue ammonia
- CF Industries becomes a strategic partner of Maersk Mc-Kinney Møller Center for Zero Carbon Shipping
- **ExxonMobil announced as transportation and sequestration partner for Donaldsonville CO_2 project**

2023

- Expected completion of front-end engineering design (FEED) study for greenfield blue ammonia production facility
- FID expected on constructing a greenfield blue ammonia production facility
- Expected completion of green ammonia plant at Donaldsonville

2025

- CF Industries will be able to sequester 2 million tons CO_2 and sell significant quantities of blue ammonia annually

CF 17

18 (1) Data taken from the December 17, 2021 CRU Ammonia Database (2) Represents CF Industries’ historical North American production and CRU’s capacity estimates for CF Industries (3) Calculated by removing CF Industries’ annual reported production and capacity from the CRU data for all North American ammoni a p roduction peer group (4) ~1.3 million tons represents the difference between CF Industries’ actual trailing 5 - year average ammonia production of 9.2 mill ion tons at 96% of capacity utilization and the 7.9 million tons CF Industries would have produced if operated at the 82% CRU North American benchmark ex clu ding CF Industries 96% 97% 96% 84% 84% 82% 80% 82% 84% 86% 88% 90% 92% 94% 96% 98% 100% 2019 2020 2021 North American Ammonia Percent of Capacity Utilization (1) 5 - Year Rolling Avg. Percent of Capacity CF North America (2) North America Excl. CF (3) CF’s 14% greater capacity utilization yields an additional ~1.3 million tons of ammonia annually (4) Outstanding safety performance drives industry leading production capacity utilization 0.0 0.5 1.0 1.5 2.0 2.5 3.0 3.5 4.0 4.5 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 Q322 Total injuries per 200,000 work hours Total Recordable Incident Rate BLS Fertilizer Manufacturing CF Industries CF Industries safety performance greatly exceeds industry average

Appendix

20 CF Industries EBITDA sensitivity table Table illustrates the CF Industries business model across a broad range of industry conditions $50/ton urea realized movement implies ~$750M change in EBITDA on an annual basis (1) Based on 2019 sales volumes of approximately 19.5 million product tons, 2019 gas consumption of 344 million MMBtus and 2021 n itr ogen product sales price relationships. Changes in product prices and gas costs are not applied to the CHS minority interest or industrial cont rac ts where CF Industries is naturally hedged against changes in product prices and gas costs (2) Assumes that a $50 per ton change in urea prices is also applied proportionally to all nitrogen products and is equivalent to a $34.78 per ton change in UAN price, $36.96 per ton change in AN price, $89.14 per ton change in ammonia price, and $21.20 per ton change in the price of the Other segment EBITDA Sensitivity to Natural Gas and Urea Prices (1) $ billions CF Realized Natural Gas Cost ($/MMBtu) CF Realized Urea Price ($/ton) (2) 4.50 5.00 5.50 6.00 6.50 7.00 7.50 8.00 8.50 $450 $3.3 $3.2 $3.1 $2.9 $2.8 $2.6 $2.5 $2.4 $2.2 $500 $4.1 $4.0 $3.8 $3.7 $3.5 $3.4 $3.3 $3.1 $3.0 $550 $4.8 $4.7 $4.6 $4.4 $4.3 $4.2 $4.0 $3.9 $3.7 $600 $5.6 $5.5 $5.3 $5.2 $5.0 $4.9 $4.8 $4.6 $4.5 $650 $6.4 $6.2 $6.1 $5.9 $5.8 $5.7 $5.5 $5.4 $5.2 $700 $7.1 $7.0 $6.8 $6.7 $6.6 $6.4 $6.3 $6.1 $6.0 $750 $7.9 $7.7 $7.6 $7.4 $7.3 $7.2 $7.0 $6.9 $6.8 $800 $8.6 $8.5 $8.3 $8.2 $8.1 $7.9 $7.8 $7.6 $7.5 $850 $9.4 $9.2 $9.1 $9.0 $8.8 $8.7 $8.5 $8.4 $8.3

21 Non - GAAP: reconciliation of net earnings to EBITDA and adjusted EBITDA (1) Loan fee amortization is included in both interest expense – net and depreciation and amortization In millions Q3 20 22 Q3 2021 9M 20 22 9M 2021 Q3 2022 LTM Net earnings (loss) $ 538 $ (91) $ 2,928 $ 401 $ 3,787 Less: Net earnings attributable to noncontrolling interest (100) (94) (442) (189) (596) Net earnings (loss) attributable to common stockholders 438 (185) 2,486 212 3,191 Interest expense – net 34 46 313 140 356 Income tax provision (benefit) 155 (46) 913 57 1,139 Depreciation and amortization 221 203 652 650 890 Less other adjustments: Depreciation and amortization in noncontrolling interest (21) (27) (65) (72) (88) Loan fee amortization (1) (1) (1) (3) (3) (4) EBITDA $ 826 $ (10) $ 4,296 $ 984 $ 5,484 Unrealized net mark - to - market loss (gain) on natural gas derivatives 11 (12) (39) (18) 4 Loss on foreign currency transactions, including intercompany loans 27 2 38 5 39 U.K. goodwill impairment - 259 - 259 26 U.K. long - lived and intangible asset impairment 87 236 239 236 239 U.K. operations restructuring 8 - 18 - 18 Pension settlement loss 24 - 24 - 24 Loss on debt extinguishment - 13 8 19 8 Total adjustments 157 498 288 501 358 Adjusted EBITDA $ 983 $ 488 $ 4,584 $ 1,485 $ 5,842

22 Non - GAAP: reconciliation of net earnings to EBITDA and adjusted EBITDA, continued (1) Loan fee amortization is included in both interest expense – net and depreciation and amortization (2) Represents expense incurred due to the deferral of certain plant turnaround activities as a result of the COVID - 19 pandemic (3) Represents costs written off upon the cancellation of a project at one of our nitrogen complexes In millions FY 2021 FY 2020 Net earnings $ 1,260 $ 432 Less: Net earnings attributable to noncontrolling interest (343) (115) Net earnings attributable to common stockholders 917 317 Interest expense – net 183 161 Income tax provision 283 31 Depreciation and amortization 888 892 Less other adjustments: Depreciation and amortization in noncontrolling interest (95) (80) Loan fee amortization (1) (4) (5) EBITDA $ 2,172 $ 1,316 Unrealized net mark - to - market (gain) loss on natural gas derivatives 25 (6) COVID impact: Special COVID - 19 bonus for operational workforce - 19 COVID impact: Turnaround deferral (2) - 7 Loss on foreign currency transactions, including intercompany loans 6 5 U.K. operations restructuring - - Asset impairments 521 - Engineering cost write - off (3) - 9 Loss on sale of surplus land - 2 Property insurance proceeds - (2) Loss on debt extinguishment 19 - Total adjustments 571 34 Adjusted EBITDA $ 2,743 $ 1,350

23 Non - GAAP: reconciliation of net earnings to EBITDA and adjusted EBITDA, continued (1) For the year ended December 31, 2019, amount relates only to CF Industries Nitrogen, LLC (CFN). For the years ended December 31, 2018, and 2017 , amount includes CFN and Terra Nitrogen Company, L.P. (TNCLP), as we purchased the remaining publicly traded common units of TNCLP on April 2, 2018 (2) Loan fee amortization is included in both interest expense – net and depreciation and amortization (3) Represents proceeds related to a property insurance claim at one of the Company’s nitrogen complexes (4) Represents a charge in the year ended December 31, 2019 on the books of Point Lisas Nitrogen Limited (PLNL), the Company’s Trinidad joint venture for a tax withholding matter; amount reflects our 50 percent equity interest in PLNL (5) Represents an accrual recorded in the year ended December 31, 2017 on the books of PLNL, for a disputed tax assessment. Amount reflects our 50 percent equity interest in PLNL; this is included in equity in earnings of operating affiliates in our consolidated statements of operations (6) Represents the loss on the embedded derivative included within the terms of the Company’s strategic venture with CHS In millions FY 2019 FY 20 18 FY 2017 Net earnings $ 646 $ 428 $ 450 Less: Net earnings attributable to noncontrolling interests (153) (138) (92) Net earnings attributable to common stockholders 493 290 358 Interest expense – net 217 228 303 Income tax provision (benefit) 126 119 (575) Depreciation and amortization 875 888 883 Less other adjustments: Depreciation and amortization in noncontrolling interests (1) (82) (87) (101) Loan fee amortization (2) (9) (9) (12) EBITDA $ 1,620 $ 1,429 $ 856 Unrealized net mark - to - market loss (gain) on natural gas derivatives 14 (13) 61 (Gain) loss on foreign currency transactions, including intercompany loans (1) (5) 2 Gain on sale of Pine Bend facility (45) - - Property insurance proceeds (3) (15) (10) - Costs related to acquisition of TNCLP units - 2 - PLNL tax withholding charge (4) 16 - - Equity method investment tax contingency accrual (5) - - 7 Loss on embedded derivative (6) - - 4 Loss on debt extinguishment 21 - 53 Gain on sale of equity method investment - - (14) Total adjustments (10) (26) 113 Adjusted EBITDA $ 1,610 $ 1,403 $ 969

24 Non - GAAP: reconciliation of cash from operations to free cash flow and free cash flow yield In millions , except percentages , share price, and ratios FY 2017 FY 2018 FY 2019 FY 2020 FY 2021 Q3 2022 LTM Cash provided by operating activities $ 1,631 $ 1,497 $ 1,505 $ 1,231 $ 2,873 $ 4,750 C apital expenditures (473) (422) (404) (309) (514) (451) Distributions to noncontrolling interests (131) (139) (186) (174) (194) (619) Free cash flow $ 1,027 $ 936 $ 915 $ 748 $ 2,165 $ 3,680 Free cash flow yield (1) 10.3% 9.7% 8.9% 9.0% 14.7% 19.3% Shares outstanding as of period end 233.3 222.8 216.0 214.0 207.6 197.7 Share price as of period end – US dollars (2) 42.54 43.51 47.74 38.71 70.78 96.25 Market Cap $ 9,925 $ 9,694 $ 10,312 $ 8,284 $ 14,694 $ 19,029 Adjusted EBITDA 969 1,403 1,610 1,350 2,743 5,842 Free cash flow conversion (4) 106% 67% 57% 55% 79% 63% (1) Represents annual and Q3 2022 LTM free cash flow divided by market value of equity (market cap) as of December 31 st for each year and as of September 30 th for Q3 2022 LTM (2) Source Capital IQ (3) Represents annual and Q3 2022 LTM free cash flow divided by annual and Q3 2022 adjusted EBITDA